Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Subsidiaries

Place of Incorporation
1.	7 Days Inn Group (HK) Limited	Hong Kong

2.	7 Days Inn (HK) Investment Co., Limited	Hong Kong

3.	7 Days Inn (Shenzhen) Co., Ltd.	PRC

4.	Guangzhou Seven Software Development Co., Ltd.	PRC

5.	Guangzhou Sairu Software Development Co., Ltd.	PRC

6.	Guangzhou 7 Days Hotel Management Co., Ltd.	PRC

7.	Guangzhou 7 Days Inn Co., Ltd.	PRC

8.	Chengdu 7 Days Hotel Management Co., Ltd.	PRC

9.	Fuzhou Gulou District 7 Days Hotel Management Co., Ltd.	PRC

10.	Guiyang 7 Days Hotel Management Co., Ltd.	PRC

11.	Wuhan 7 Days Hotel Management Co., Ltd.	PRC

12.	Xi’an 7 Days Hotel Management Co., Ltd.	PRC

13.	Tianjin 7 Days Hotel Management Co., Ltd.	PRC

14.	Jinan 7 Days Hotel Management Co., Ltd.	PRC

15.	Guiyang Nanming 7 Days Hotel Management Co., Ltd.	PRC

16.	Foshan 7 Days Inn Co., Ltd.	PRC

17.	Shenyang 7 Days Hotel Management Co., Ltd.	PRC

18.	Kunming 7 Days Hotel Management Co., Ltd.	PRC

19.	Nanjing 7 Days Speedy Hotel Management Co., Ltd.	PRC

20.	Hefei 7 Days Hotel Management Co., Ltd.	PRC

21.	Nanjing 7 Days Sabo Hotel Management Co., Ltd.	PRC

22.	Shanghai 7 Days Investment Management Co., Ltd.	PRC

23.	Nanchang 7 Days Hotel Management Co., Ltd.	PRC

24.	7 Days Speedy Hotel Management (Beijing) Co., Ltd.	PRC

25.	Shanghai 7 Days Hotel Management Co., Ltd.	PRC

26.	Beijing 7 Days Four Seasons Hotel Management Co., Ltd.	PRC

27.	Beijing 7 Days Impression Hotel Management Co., Ltd.	PRC

28.	Beijing 7 days Sunshine Hotel Management Co., Ltd.	PRC

29.	Shanghai Qijia Hotel Management Co., Ltd.	PRC

30.	Shenzhen 7 Days Baoda Hotel Management Co., Ltd.	PRC